UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2015
Date of Report (Date of earliest event reported)

FORMIGLI INC.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

895 Pismo Street San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

(800) 546-7939
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS

On December 3, 2015, Mr. Renzo Formigli elected to resign as a member of the Board of Directors of Formigli Inc. (the “Company”). Mr. Formigli’s resignation from the Board was not the result of any disagreement between Mr. Formigli and the Company. A copy of Mr. Formigli’s letter of resignation is attached to this Form 8-K as Exhibit 17.1.

On December 7, 2015, the Company provided Mr. Formigli with a copy of this Form 8-K and provided Mr. Formigli the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made in this Item 5.02 and, if not, stating the respects in which he does not agree. As of the filing of this Form 8-K, Mr. Formigli has not provided the Company with any letter in response to the foregoing. The Company shall file any letter that it receives from Mr. Formigli as an Exhibit by amendment to this Form 8-K within two (2) business days after receipt by the Company.

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On December 3, 2015, the Company filed Articles of Amendment to its Articles of Incorporation with the Florida Department of State whereby it amended its Articles of Incorporation by (i) changing its name to “Cloudweb, Inc.”, (ii) increasing the Company’s authorized number of shares of common stock from 100 million to 500 million, and (iii) increasing the Company’s total issued and outstanding shares of common stock by conducting a forward split of such shares at the rate of 100 shares for every one (1) share currently issued and outstanding (the “Forward Split”).

On December 3, 2015, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the name change be effected in the market. The Company also requested that its ticker symbol be changed to “CLOU”.

On December 3, 2015, Amy Chaffe, the Company’s President, Chief Executive Officer, Chief Financial Officer and sole member of the Company’s Board of Directors, executed an agreement whereby an aggregate of 7,500,000 shares of Company common stock owned by her would be cancelled without any remuneration, leaving Ms. Chaffe owning 2,500,000 shares of Company common stock after such cancellation and prior to the Forward Split.

The Company and Ms. Chaffe chose to conduct this corporate restructuring to reduce the Company’s our common share market capitalization and contribute to strengthening its overall financial position. The Company believes that it is now better positioned to execute its growth plan and take advantage of any potential strategic partnerships that could assist it in achieving its long-term goals.

Following the share cancellation, there are now currently 3,100,138 shares of the Company's common stock issued and outstanding. The Company is also currently focused on expanding its corporate governance structures and establishing systems and policies that are consistent with a public company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 17.1 Letter of Resignation dated December 3, 2015 from Mr. Renzo Formigli as a member of the Board of Directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMIGLI INC.

December 10, 2015	By:	/s/ Amy Chaffe
Name: Amy Chaffe
President, Chief Executive Officer, Chief Financial Officer